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                                                                   EXHIBIT 10.11

                             JOINT VENTURE AGREEMENT


THIS AGREEMENT is made and entered into as of February 08, 1996, by and between Pacific Marine and Steel Inc., Peru S.A. a corporation organized and existing under the laws of Peru(hereinafter "PMSI-PERU") and El Chipe S.A., a Piura, Peru Corporation organized and existing under the laws of Peru (hereinafter "EL CHIPE").

WHEREAS, the Ventures intend to enter into an agreement to initially develop approximately 1,000 housing units. The project is know as "The Piura Project." PMSI-PERU will prepare foundations and construct the buildings, manage the advertising, and arrange financing for the Joint Ventrue project, so as the financement for the urban habilitation while El Chipe will provide the land that the housing units and project will be constructed upon (property description to be provided per deed), assist in selling the housing units, ensure that the property is properly zoned for the intended project, and provide site security during construction; and

WHEREAS, the parties desire to work jointly to construct and sell all housing units for the project;

NOW, THEREFORE, in consideration of the mutual promises and convenats contained herein, the parties agree as follows:


                                       I

                               GENERAL PROVISIONS


1.01     Formation of Joint Venture

         The Venturers hereby form and establish a joint venture (the "Venture"), to be named "Pacific Marine and Steel Inc., Peru S.A., and El Chipe S.A. Joint Venture" for the limited purpose of constructing housing units and other buildings in Peru for a housing project to be known as "The Piura Project." The Venture shall engage in no other business.

1.02     Duration of the Venture

         The Venture shall commence as of the date of executing of this Agreement by all the Ventures, and shall continue until dissolved by mutual consent of the Ventures, or terminated as hereinafter provided.
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1.03     Title To and Ownership of Venture Property.

         Any property hereinafter owned or acquired by the Venture, whether tangible or intangible, including, but not limited to, all rights title and interest in equipment otherwise acquired in the performance of this Agreement, may be taken in the name of the Venture, and shall be deemed to be the joint property of all of the Venturers, and shall not be used in any manner by any one of the Venturers with out the prior written consent of the other Venturer.


                                       II

                              CAPITAL CONTRIBUTIONS


2.01     Capital Contributions

         Phase I of this project shall consist of 1,000 housing units and lots. El Chipe has represented to PMSI-PERU that for Phase I there is a potential market identified and that the buyers could be capable and in agreement to provide a 25% cash down payment at the time the sales agreement is signed with each buyer. PMSI-PERU will provide a 45, 60, 75 and 90 square meter house with selling prices ranging from US$ 22,000 to U.S. $37,000. PMSI-PERU will arrange a mortgage for the balance to be financed for a terms of either 15, 20 or 30 years at interest rates shown in the example in Attachment 1, 2, 3 and 4.

     The initial capital contributions of the Venturers shall consist of the assets that each Venturer has agreed to contribute to the Joint Venture. PMSI-PERU will provide the material and labor for the construction of the houses, including foundations and floor slabs, and will arrange financing for the habilitation, and permanent mortgage financing for the houses and lad, and El Chipe will provide the land of an extension of 320,000 square meters, without habilitation in a justiprice of US$ 5.00 per square meter, provide marketing and selling in cooperation with PMSI-PERU sales personnel, ensure that the property is properly zoned for the intended project. PMSI-PERU will provide all plans and engineering for the foundations and houses. The mentioned contributions will be done in steps, in accordance with the different legal entity with respect to the Venturers; therefore the mentioned contributions will not be a transference of property for the Joint Venture, but a contribution in benefit of it. At the moment of transference of the finished houses, each Venturer will sign the Contract in the portion of property that corresponds to that Venturer.
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                                       II

                                   MANAGEMENT


3.01     Management of the Venture

         The management and control of the business and affairs of the Venture shall be vested in PMSI-PERU. Except as may otherwise be mutually agreed upon, all decisions affecting or arising out of the management, conduct and operations of the business of the Venture shall be made by PMSI-PERU.

3.02     Services to be Performed by the Venturers.

                  The work to be performed under the Agreement shall be performed primarily by PMSI-PERU and El Chipe. Specific work assignments may be delegated from time to time as mutually agreed upon among the Venturers. Each Venturer shall be responsible for the timely performance or its designated share of the work to be performed. Subject to the foregoing, no Venturer shall be required to devote full time to Venture work and each Venturer may at all times engage in and possess interests in other business Venturers.

         In the event that any Venturer is unable to complete any assigned task within the agreed time, the other Venturer shall, upon notice to the defaulting Venturer, be free to assign any such uncompleted task to such other Venturers as shall be willing to complete any such uncompleted work. Additionally, the Venturer who completes any such task shall be entitled to payment at the work. Additionally, the Venturer who completes any such task shall be entitled to payment at the rate set forth in this Agreement. Further provided, that in the event that any Venturer is unable to complete more than half of the total work allocated to him under this Agreement within a reasonable time, the remaining Venturers shall upon notice, be entitled to compensate the noncomplying Venturer for the work actually completed (based upon the total charge), and to eliminate that Venturer from further participation in the Venture and in the profits received thereunder.

3.03     Authority of Venturers.

         Notwithstanding any other provision of this Agreement, the Ventures shall not have the power, without the written consent of all the other Venturers, to:

                  (i)      Borrow money in the Venture's name;
                  (ii)     Loan any Venture funds;

                  (iii) Incur any obligation in the name or on the credit of the Venture; or

                  (iv) Transfer, sell, lease or encumber any Venture property or enter into any contract for such purpose.
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3.04     Liability for Debts

         Any Venturer who incurs any obligation in the name and on the credit of the Venture in violation of this Agreement may be held individually liable by the other Venturers for the entire amount of the obligation thus incurred.

3.05     Indemnification Among Venturers.

         Any liability incurred by any Venturer arising out of any claim of any fault or defect in the product provided related to this Agreement, or any breach of warranty, or any liability shall be prorated to the Venturers. In the event any legal action or other proceeding shall be commenced against any of the Venturers respecting the above, then the cost of defending such action, including attorneys fees, shall be borne prorated among the Venturers. However, such indemnification shall not extend to, and each Venturer shall be individually liable for and shall hold each other Venturer harmless from, any work, conduct or dealings not authorized by all the Venturers, or which is the result of negligent or other wrongful conduct by the individual Venturer which is not related to any claimed fault of defect in the services.

         PMSI-PERU makes no warranty, either expressed or implied, as to findings, recommendations, plans, designs, specifications, of professional advice made by professional advice made by professional of non-professional persons not directly employed or hired by PMSI-PERU.


                                       IV

                         EXPENSES, INCOME AND ROYALTIES


4.01     Expenses

         All operating expenses incurred by the Venture in conducting its business and affairs, such as, but not limited to, legal and account services, taxes and other fees, if any, shall be paid for by the Venture, and charged against income and profits. Office and other overhead expenses shall be charged in proportion to the Venture work being conducted, as appropriate. Pre-established fixed expenses shall be utilized wherever possible. Other expenses, such as assembly facilities, special tools, customs clearing, engineering, transportation, housing of the mobilized personnel, and other mobilization expenses shall be allowed where necessary to complete the contribution of each Venturer.

         Each Venturer shall assume the expense of providing finished work product to the Agreement, abscent any agreement to the contrary by the Venturers; provided, that any costs related to the production of transmittal of work product shall be limited to the actual costs incurred.
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4.02     Distrubution of Net Income and Profits.

         The net income and profits of the Venture shall be paid to PMSI-PERU, and to El Chipe, at the time that the Mortgage Investment Company has sign the mortgage Agreement with each buyer, and after first deducting all operating expenses, the payment of the houses or other building systems and related costs to PMSI-PERU, and payment of land habilitation, related land costs. Each Venturer shall be entitled to be reimbursed for its costs and expenses incurred in the performance of its share of the work under the Agreement. Receipt, invoices, and other appropriate documentation shall be submitted to determine the actual costs incurred and allow for payment to the Venturers and other parties. El Chipe will receive a flat commission of US$1,000 for each sold house, the $1,000 shall be paid to El Chipe when the down payment is received from each buyer. PMSI-PERU shall be free to utilize the remainder of the down payment for construction expenses in building the houses. El Chipe will be paid for any related land costs, and other authorized costs when the permanent mortgage financing is received for each house.


                                        V

                         ATTRIBUTION AND CONFIDENTIALITY


5.01     Attribution.

         All services performed pursuant to this Agreement shall be the joint effort of the Venturers regardless of any independent of parallel endeavors of the Venturers of any consultants who may become involved in the construction process. Credits for the projects shall be attributed to the Venturer and the joint efforts of the Venturers, with appropriate recongnition to any consultants of other parties involved as agreed upon in writting by the Venturers. All listings for the construction project shall be made in the following form:
Pacific Marine and Steel Inc. - Peru S.A. and El Chipe S.A. Joint Venture, except that the priority of listing shall be discretionary. Each Venturers shall at all times and in all places acribe and attribute to the Venturers joint origin, Venturers shall not make an innuendo or statement, oral or written, public or private, contrary to such joint attribution. In the event of any such statement by a Venturer, the Venture shall reafirm, as Venturers, that Venturer shall issue restatement to the effect of the joint nature of the effort described herein.

         Whenever the question of cooperation under the terms of this Agreement arises, the parties shall undertake to be completely open with each other regarding the economic stipulation in the inquiry and/or contract. Both parties agree to cooperate with each other in every way on the project.
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5.02     Confidentiality

         Each Venturer agrees to hold in confidence any and all designs, plans and other confidential information developed or acquired in the performance of the work pursuant to this Agreement. Such confidential information shall be disseminated only on a "need to know" basis, and as may be required by the interaction of the Venturers among themselves and within the scope of the Agreement, and any consultants or other contractors engaged by the Venturers. All such confidential information shall be coded and labeled as agreed upon by the Venturer so as to avoid unnecessary or inadvertent dissemination. No Venturer shall use any such confidential information to compete with, or to assist any other person in competing with, the Venture, any other Venturer, or the Contractor.

         El Chipe agrees that it will not compete with PMSI-PERU on any project or company undertaking for prefabricated housing for Peru, and that it will not circumbent PMSI-PERU in any manner on any project or undertaking for such prefabricated buildings.

         PMSI-PERU retains all rights and title in and to its information and designs in prefabricated houses and other builings. El Chipe acknowledges that the ownership of and all copyright and intellectual property rights in the design remains the sole property of PMSI-PERU or its affiliates and designs, documents, systems, drawings, and other products of PMSI-PERU without the consent of the other party to this Agreement. Neither party to this Agreement shall allow the use of any drawings, etc. of the other party on projects and locations other than those involving PMSI-PERU and El Chipe.


                                       VI

                             RECORDS AND ACCOUNTING


6.01     Books and Records;

         PMSI-PERU shall keep such books of account and other records with respect to the operations on behalf of the Venture as will enable financial statements for the Venture to be prepared in accordance with generally accepted accounting principles.

6.02     Fiscal Year.

         The fiscal year of the Venture shall end on December 31st of each year.

6.03     Tax Returns

         The Venturers shall cause all required income tax (information) returns for the Venturer to be prepared and timely filed with the appropriate authorities.
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6.04     Bank Accounts.

         All receipts and income of the Venture shall be deposited in such bank account(s) at such bank(s) as shall be approved from time to time by PMSI-PERU. All such funds shall be and remain the property of the Venture. No other funds shall be commingled with the funds belonging to the Venture. Withdrawls from such account(s) shall be made only upon the signature(s) of such person(s) as may from time to time be designated by PMSI-PERU.

                                       VII

                           ASSIGNABILITY OF INTERESTS

         No Venturer may sell, transfer, assign, pledge, or otherwise dispose of all or any part of its interest in the Venture (whether voluntarily, involuntarily or by opetation of law) without the prior written consent of the other Venturers.

                                      VIII

                                   DISSOLUTION

8.01     Events of Dissolution.

         (a) The Venture shall be dissolved:

                  (i) upon the occurrence of any event specified under Peruvian laws as on effecting dissolution;

                  (ii) upon the withdrawal of dissolution of any Venturer, or upon the filing by any Venturer of a voluntary petition in bankruptcy or upon an adjudication of any Venturer as bankrupt of insolvent, or any Ventuer's seeking, or consenting to, or acquiescing in, the appointment of any trustee, receiver, conservator or liquidator of itself or of all, or any substantial portion of, its property of its interest in the Venture; or

                  (iii) upon the unanimous consent of the Venturers.

         (b) Upon dissolution, the Venturers shall liquidate the assets of the Venturer, and apply and distribute the proceeds thereof as contemplated by this Agreement, and as provided by law.

                                       IX

                              CONSTRUCTION SCHEDULE

         The construction schedule for the delivery and erection of the homes and site preparation will be as mutually agreed to by both parties in the Joint Venture. Routine meetings between the two parties and other coordination communications will take place concerning proper execution of marketing efforts and coordination of site preparation and house erections and completions.
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                                        X

                                  MISCELLANEOUS

10.01    Succesors and Assigns

         Subject to the restriction on transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Venturers, and their respective successors and assigns.

10.02    Amendments.

         This Agreement contains the entire agreements between the parties relating to projects and provisions of services to the projects. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are on no force of effect. Subsequent amendments to this Agreement shall be in writing and signed by both parties.

10.03    Attorney's Fees and Costs.

         If any legal action, arbitration or other proceeding shall be commenced because of the alleged breach of default of, or request for a declaratory judgement by, a party in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred, in addition to any other relief to which that party may be entitled.

10.04    Notices.

         Unless written notice of change of address is given, all notices pertaining to this Agreement shall be delivered personnally, or sent by first class mail, postage prepaid, or by telefax, charges prepaid, to the Venturers at the following address:

                           To: Pacific Marine and Steel, Inc. - Peru S.A. Av. Las Palmeras 171 Oficinas B
                                    Camacho, La Molina, Lima, Peru
                                    Tel:    (511)  436-3939
                                    Fax:    (511)  436-3939
                                    Contact:  Silvana Bernasconi C.
                                    Title:      General Mananger

                           To:      El Chipe S.A.
                                    Av. Grau 1420 Piura, Peru
                                    Tel:    (517)  432-2691
                                    Fax:    (517)  432-7245
                                    Contact:  Sr. Luis Camminati R.
                                    Title:      Manager Director
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10.05    Applicable Law.

         This Agreement shall be deemd to have been entered into and shall be construed and enforced in accordance with the laws of Peru.

9.06     Venue.

         The Venturers hereby consent to and submit to the jurisdiction of the courts located in Lima, Peru, and any legal action or suit respecting this Agreement among the Venturers shall be brought only in the courts with jurisdiction in Lima, Peru. In the case of any legal of administrative action or requirement from PMSI-PERU against El Chipe, such action must be brought in the jurisdiction of courts presiding over Peru.

                  IN WITNESS WHEREOF, the parties hereto have agreed to execute this Agreement on the date first above written.

                   PACIFIC MARINE AND STEEL, INC. - PERU S.A.


Date:  02-08-96                       By:    /s/ Silvana Bernasconi
                                            -----------------------
                                      Name:  Silvana Bernasconi
             /s/                      Title:    General Manager
         -----------------------
                Witness


                                        EL CHIPE S.A.


Date:   02-08-96                            By:     /s/ Louis Camminati R
                                                 ------------------------
                                            Name:       Luis Camminati R.
           /s/                              Title:      Manager Director
         ------------------------
             Witness